CAREN MASON ELECTED TO STAAR’S BOARD OF DIRECTORS

~Stockholders Approve All Proposals at Company Annual Meeting~

MONROVIA, CA, June 10, 2014 -- STAAR Surgical Company (NASDAQ: STAA) a leading developer, manufacturer and marketer of implantable lenses and delivery systems for the eye, reported the results of its Annual Meeting of Stockholders held yesterday. Stockholders approved all proposals at the meeting and reelected all directors standing for election. In addition, Caren Mason was elected to the board.

Ms. Mason brings a total of more than 35 years of marketing and executive leadership experience in medical technology and life science companies in a range of large, transitioning and entrepreneurial environments to STAAR. She was previously the CEO and a director of Verinata Health, a provider of non-invasive prenatal genetic testing services. Prior, she served as the CEO and a director of Quidel Corporation (QDEL) where she led the successful turnaround of this diagnostic point-of-care testing company. Ms. Mason has also served as CEO at MiraMedica, Inc. and eMed Technologies, Inc. Her healthcare industry experience also extends to 22 years of marketing and executive positions with General Electric Healthcare, Bayer AG, and Baxter/American Hospital Supply.

“We are privileged to have someone with Caren’s deep healthcare background, judgment, and proven marketing and executive leadership skills in guiding strong companies through accelerated growth periods on our Board,” said Mark Logan, Chairman of the Board. “Her expertise leading public companies will be a significant asset as STAAR continues to accelerate its growth globally. We are confident that her energy, guidance and leadership will help us further develop and execute our corporate growth strategy.”

“I am delighted to be working with Barry Caldwell, the executive management team and the STAAR board of directors,” said Ms. Mason." The Company has demonstrated its ability to deliver superior refractive technologies to the worldwide market with the Visian ICL and a robust pipeline is under development to expand that proven platform. I look forward to being a part of the next stage of its growth as we continue to seek ways to increase value for our shareholders.”

In addition to serving on the boards of Verinata, Quidel, MiraMedica, and eMed, Ms. Mason has served on numerous trade and non-profit boards, including AdvaMed, Partners for Philanthropic Change, Alliance for Global Good, and the Franciscan Sisters of the Poor Hospitals & Foundation. She currently serves as Chair of the Advisory and Innovation Council for the UC San Diego Moores Cancer Center. She obtained a B.A. from Indiana University, and completed executive development programs at Northwestern University, Stanford University, Columbia University, and University of Chicago.

The search for Ms. Mason was conducted by Spencer Stuart, a worldwide leader in director search and other board advisory services for more than 25 years.

In addition to Ms. Mason, the director nominees Mark B. Logan, Barry Caldwell, Richard A. Meier, John C. Moore, Charles Slacik, and Kathryn Tunstall were each re-elected to STAAR’s Board of Directors for a term of one year expiring at the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified. As of the record date there were 38,376,146 shares of common stock outstanding and entitled to vote. The voting result on each proposal was as follows:

1.	To elect seven directors to serve for the coming year.

Nominee	For	Withheld
Mark Logan	26,708,870	147,316
Barry Caldwell	26,801,009	55,177
Caren Mason	26,733,518	122,668
Richard Meier	26,713,550	142,636
John Moore	26,709,320	146,866
Charles Slacik	26,801,009	55,177
Kathryn Tunstall	26,646,059	210,127

2.	Amend and restate the 2003 Omnibus Equity Incentive Plan.

For	Against	Abstain
24,548,639	2,044,289	263,258

3.	Amend and restate the Certificate of Incorporation and By-Laws to increase the size of the Board of Directors.

For	Against	Abstain
33,687,164	755,526	171,217

4.	Ratify the selection of BDO as the Company’s independent registered public accountants.

For	Against	Abstain
34,477,420	39,265	97,222

5.	Advisory vote to approve STAAR’s compensation of its named executive officers.

For	Against	Abstain
26,188,058	632,674	35,454

About STAAR Surgical

STAAR, which has been dedicated solely to ophthalmic surgery for over 25 years, designs, develops, manufactures and markets implantable lenses for the eye and delivery systems therefor. All of these lenses are foldable, which permits the surgeon to insert them through a small incision. STAAR's lens used in refractive surgery as an alternative to LASIK is called an Implantable Collamer® Lens or "ICL." A lens used to replace the natural lens after cataract surgery is called an intraocular lens or "IOL." More than 425,000 Visian ICLs have been implanted to date; to learn more about the ICL go to: www.visianinfo.com. STAAR has approximately 335 full time employees and markets lenses in over 60 countries. Headquartered in Monrovia, CA, it manufactures in the following locations: Nidau, Switzerland; Aliso Viejo, CA; and Monrovia, CA. For more information, please visit the Company's website at www.staar.com.

Safe Harbor

All statements in this press release that are not statements of historical fact are forward-looking statements, including statements about any of the following: any projections of earnings, revenue, sales, profit margins, cash, effective tax rate or any other financial items; the plans, strategies, and objectives of management for future operations or prospects for achieving such plans; metrics for 2014; statements regarding new or improved products, including but not limited to, expectations for success of new or improved products in the U.S. or international markets or government approval of new or improved products; future economic conditions or size of market opportunities; expected IOL backorder position; expected costs of Monrovia facility expansion; expected costs and savings from business consolidation plans and the timetable for those plans; statements of belief, including as to achieving 2014 growth plans or metrics; expected regulatory activities and approvals, product launches, and any statements of assumptions underlying any of the foregoing. Important additional factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the company’s Annual Report on Form 10-K for the year ended January 3, 2014, under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investor Information” section of the company’s website under the heading “SEC Filings.”

These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: our limited capital resources and limited access to financing; the negative effect of unstable global economic conditions on sales of products, especially products such as the ICL used in non-reimbursed elective procedures; the challenge of managing our foreign subsidiaries; backlog or supply delays as we prepare for our manufacturing facility consolidation; the risk of unfavorable changes in currency exchange rate; the discretion of regulatory agencies to approve or reject new or improved products, or to require additional actions before approval (including but not limited to determinations by the Ophthalmic Devices Panel of the FDA); unexpected costs or delays that could reduce or eliminate the expected benefits of our consolidation plans; the risk that research and development efforts will not be successful or may be delayed in delivering for launch; the purchasing patterns of our distributors carrying inventory in the market; the willingness of surgeons and patients to adopt a new or improved product and procedure; patterns of Visian ICL use that have typically limited our penetration of the refractive procedure market, and a general decline in the demand for refractive surgery particularly in the U.S. and the Asia Pacific region, which STAAR believes has resulted from both concerns about the safety and effectiveness of laser procedures and current economic conditions. The Visian Toric ICL and the Visian ICL with CentraFLOW are not yet approved for sale in the United States.

CONTACT:	Investors	Media
	EVC Group	EVC Group
	Doug Sherk, 415-652-9100	Nicole Kruse
	Leigh Salvo, 415-568-9348	212-850-6025

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